UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2014, The Hillshire Brands Company (“Hillshire”) issued a press release regarding the unilateral binding offer from Tyson Foods, Inc., a Delaware corporation, to acquire Hillshire for $63.00 per share in cash. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release dated June 9, 2014.

Important Information for Investors and Security Holders

This communication is not an offer to buy or the solicitation of an offer to sell any securities or a solicitation of any vote, proxy or approval. No tender offer for the shares of Hillshire common stock has been made at this time. If a tender offer is commenced, Hillshire will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). Investors and Stockholders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 if and when it becomes available, as well as other documents filed with the SEC, because they will contain important information. These materials (when available) will be sent free of charge to Hillshire stockholders and may also be obtained from Hillshire upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire’s website, http://investors.hillshirebrands.com. In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014

THE HILLSHIRE BRANDS COMPANY

By:	/s/ Kent B. Magill
Kent B. Magill
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1         Press release dated June 9, 2014.